                                                                   EXHIBIT 10.33


                                                                  EXECUTION COPY

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                               BACKSTOP AGREEMENT

                                  BY AND AMONG

                                   AVAYA INC.

                                       AND

                       THE INVESTORS LISTED ON SCHEDULE 1


                              --------------------



                                   Dated as of


                                DECEMBER 23, 2002


                              --------------------









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


                                TABLE OF CONTENTS


                                                                                Page
                                                                                ----
                                    ARTICLE I

                                   Definitions

SECTION 1.01. Definitions........................................................3
SECTION 1.02. Other Definitions..................................................8

                                   ARTICLE II

                               The Exchange Offer

SECTION 2.01. The Exchange Offer.................................................9
SECTION 2.02. Required Filings..................................................12

                                   ARTICLE III

              Warrant Grants; Adjustments; Exercise and Conversion

SECTION 3.01. Grants and Exercise Price Adjustments.............................13
SECTION 3.02. Agreement to Exercise.............................................14
SECTION 3.03. Agreement to Convert..............................................14
SECTION 3.04. Expiration Time Deliveries........................................15
SECTION 3.05. Closing...........................................................15
SECTION 3.06. Closing Deliveries................................................15
SECTION 3.07. Exercise and Conversion Mechanics.................................15
SECTION 3.08. Tax Treatment.....................................................17

                                   ARTICLE IV

                  Representations and Warranties of the Company

SECTION 4.01. Organization and Standing.........................................17
SECTION 4.02. Capital Stock.....................................................18
SECTION 4.03. Authorization; Enforceability.....................................18
SECTION 4.04. No Violation; Consents............................................18
SECTION 4.05. Commission Filings; Financial Statements..........................19
SECTION 4.06. No Material Adverse Effect........................................20
SECTION 4.07. Contracts; Debt Instruments.......................................20
SECTION 4.08. Compliance with Laws..............................................20
SECTION 4.09. Compliance with Constituent Documents.............................20
SECTION 4.10. Opinion of Financial Advisor......................................21
SECTION 4.11. Section 355.......................................................21
SECTION 4.12. DGCL Section 203..................................................21
SECTION 4.13. Rights Agreement..................................................21

                                      -i-


                                    ARTICLE V

                 Representations and Warranties of the Investors

SECTION 5.01. Organization; Authorization; Enforceability.......................21
SECTION 5.02. Private Placement.................................................22
SECTION 5.03. No Violation; Consents............................................23
SECTION 5.04. Financing.........................................................23
SECTION 5.05. Ownership of Securities...........................................23
SECTION 5.06. Future Acquisitions...............................................23

                                   ARTICLE VI

                            Covenants of the Company

SECTION 6.01. Conduct of Business Pending the Expiration Date...................24
SECTION 6.02. Access to Books and Records.......................................24
SECTION 6.03. Compliance with Conditions; Commercially Reasonable Efforts.......24
SECTION 6.04. HSR Act Notification..............................................25
SECTION 6.05. Consents and Approvals............................................25
SECTION 6.06. Certain Actions...................................................25
SECTION 6.07. Listing and Reservation of Shares.................................25
SECTION 6.08. Use of Proceeds...................................................26
SECTION 6.09. Warburg Group Directors and Observer..............................26
SECTION 6.10. Registration Rights...............................................27
SECTION 6.11. Rights Agreement..................................................27
SECTION 6.12. No Intended Distributions.........................................27
SECTION 6.13. Director's Insurance..............................................27
SECTION 6.14. Relationship with Lucent..........................................28

                                   ARTICLE VII

                           Covenants of the Investors

SECTION 7.01. Compliance with Conditions; Commercially Reasonable Efforts.......28
SECTION 7.02. HSR Act Notification..............................................28
SECTION 7.03. Consents and Approvals............................................28
SECTION 7.04. Standstill........................................................29
SECTION 7.05. Voting Limitation.................................................30
SECTION 7.06. Compliance with Section 355.......................................30

                                  ARTICLE VIII

         Conditions Precedent to the Consummation of the Exchange Offer

SECTION 8.01. Conditions to the Company's Obligations in Respect
                 of the Exchange Offer..........................................31

                                      -ii-


SECTION 8.02. Conditions to Each Investor's Obligations in Respect
                 of the Exchange Offer..........................................31
SECTION 8.03. Conditions to Each Party's Obligations in Respect
                 of the Exchange Offer..........................................32

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Survival..........................................................33
SECTION 9.02. Legends...........................................................33
SECTION 9.03. Notices...........................................................34
SECTION 9.04. Termination.......................................................35
SECTION 9.05. GOVERNING LAW.....................................................35
SECTION 9.06. WAIVER OF JURY TRIAL..............................................35
SECTION 9.07. Attorney Fees.....................................................36
SECTION 9.08. Entire Agreement..................................................36
SECTION 9.09. Modifications and Amendments......................................36
SECTION 9.10. Waivers and Extensions............................................36
SECTION 9.11. Titles and Headings; Rules of Construction........................36
SECTION 9.12. Exhibits and Schedules............................................37
SECTION 9.13. Expenses; Brokers.................................................37
SECTION 9.14. Press Releases and Public Announcements...........................38
SECTION 9.15. Assignment; No Third Party Beneficiaries..........................38
SECTION 9.16. Severability......................................................38
SECTION 9.17. Counterparts......................................................38
SECTION 9.18. Indemnification...................................................38
SECTION 9.19. Conversion Agreement and Stock Purchase Agreement.................40

                                    SCHEDULES

SCHEDULE 1    Investors
SCHEDULE 4.04 No Violation; Consents

                                    EXHIBITS

EXHIBIT A     Form of Series C and Series D Warrants
EXHIBIT B     Form of Exchange Offer Documents
EXHIBIT C     Form of Resolutions of Board of Directors
EXHIBIT D     Form of Opinion of Weil, Gotshal & Manges LLP
EXHIBIT E     Registration Rights Provisions


      BACKSTOP AGREEMENT, dated as of December 23, 2002 (this "AGREEMENT"), by and among Avaya Inc., a Delaware corporation (the "COMPANY"), and the investors listed on SCHEDULE 1 (individually, an "INVESTOR" and, collectively, the "INVESTORS").

      WHEREAS, on October 2, 2000, the Company issued and sold to the Investors
(a) 4,000,000 shares (the "PREFERRED SHARES") of its 6 1/2% Series B Convertible Participating Preferred Stock, par value $1.00 per share ("SERIES B PREFERRED STOCK"), having an initial liquidation preference equal to $100 per share, and
(b) the Warrants (as defined below);

      WHEREAS, on March 10, 2002, the Company and the Investors entered into the Conversion and Exercise Agreement (the "CONVERSION AGREEMENT") pursuant to the terms of which, among other things, (a) the Company agreed to reduce the conversion price of the Preferred Shares, and (b) the Investors agreed to (i) convert all of the Preferred Shares into shares of Common Stock (as defined below) and (ii) exercise for cash (A) a portion of the Series A Warrants (as defined below) to purchase an aggregate of 159,268 Warrant Shares (as defined below) at $34.73 per Warrant Share and (B) a portion of the Series B Warrants (as defined below) to purchase an aggregate of 127,414 Warrant Shares at $34.73 per Warrant Share;

      WHEREAS, also on March 10, 2002, the Company and the Investors entered into the Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") pursuant to the terms of which, among other things, the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, an aggregate of 14,383,953 shares of Common Stock;

      WHEREAS, on March 21, 2002, the transactions contemplated by the Conversion Agreement and the Stock Purchase Agreement were completed;

      WHEREAS, the Company and the Investors desire to commence a tender/exchange offer (the "EXCHANGE OFFER") to purchase and/or exchange up to $660.542 million in aggregate principal amount at maturity of the LYONs (as defined below) on the terms and subject to the conditions set forth in this Agreement and in the Offer Documents (as defined below);

      WHEREAS, in the Exchange Offer, each holder of LYONs will have the option to receive, in exchange for each $1,000 of aggregate principal amount at maturity of LYONs validly tendered, not validly withdrawn and accepted for purchase and/or exchange in the Exchange Offer, either (a)(i) a number of shares of Common Stock equal to the Exchange Ratio (as defined below) plus (ii) $203.87 in cash (the "MIXED Consideration"), or (b) $389.61 in cash (the "CASH CONSIDERATION", and, together with the Mixed Consideration, the "OFFER CONSIDERATION"), in each case, subject to proration as described below;

      WHEREAS, in the Exchange Offer, LYONs validly tendered, not validly withdrawn and accepted for purchase and/or exchange shall be purchased by and as between the Company and the Investors in the following order: (a) first, all LYONs up to the Maximum Amount of LYONs, validly tendered, not validly withdrawn and accepted for purchase and exchange in exchange for the Mixed Consideration shall be purchased; and (b) second, the number of LYONs purchasable, at a price equal to the Cash Consideration, for an aggregate amount of cash equal to the lesser of (1) $200 million minus the aggregate amount of cash paid for LYONs accepted for purchase pursuant to clause (a) above, and (2) the Maximum Amount of LYONs minus the number of LYONs purchased pursuant to clause (a) above, (such number of LYONs, the "CASH MAXIMUM AMOUNT OF LYONS"), validly tendered, not validly withdrawn and accepted for purchase and exchange in exchange for the Cash Consideration shall be purchased, with (i) the consideration for all such purchases being provided as follows: (A) the Company shall provide all of the Common Stock for such consideration (the "COMPANY COMMON STOCK CONSIDERATION"),
(B) the Company shall provide cash in an amount up to $100 million for such consideration (the amount so provided by the Company being referred to as the "COMPANY CASH AMOUNT") and (C) the Investors shall provide cash in an amount up to $100 million for such consideration (the amount so provided by the Investors being referred to as "INVESTOR CASH AMOUNT"), (ii) the aggregate principal amount at maturity of such LYONs acquired by the Investors being equal to the total principal amount at maturity of LYONs acquired in the Exchange Offer multiplied by a fraction, the numerator of which is the Investor Cash Amount and the denominator of which is the sum of the Investor Cash Amount, the Company Cash Amount and the Company Common Stock Value (as defined below) and (iii) the Company being deemed to have purchased the remainder of such LYONs;

      WHEREAS, in consideration of the Investors' willingness to participate in the Exchange Offer and enter into this Agreement, the Company is issuing to the Investors new Series C Warrants to purchase an aggregate of 7,355,824 shares of Common Stock at a price per share equal to $3.50 with a four year term, in the form set forth in EXHIBIT A (the "SERIES C WARRANTS");

      WHEREAS, in consideration of the Investors' participation in the Exchange Offer, the Company will issue to the Investors, following consummation of the Exchange Offer, new Series D Warrants to purchase an aggregate number of shares of Common Stock determined as set forth in Section 3.01(b), at a price per share determined as set forth in Section 3.01(b), in the form set forth in EXHIBIT A (the "SERIES D WARRANTS"); and

      WHEREAS, in connection with the consummation of the Exchange Offer, (a) the Company and the Investors desire that the Company (i) reduce, effective as of the Closing (as defined below), the Exercise Price (as defined below) of the Series A Warrants and the Series B Warrants in accordance with Section 3.01 (the "EXERCISE PRICE ADJUSTMENT") and (ii) increase the number of Warrant Shares purchasable upon exercise of the Series A Warrants and of the Series B Warrants in accordance with Section 3.01 (the "WARRANT SHARES ADJUSTMENT"), (b) following effectiveness of the Exercise Price Adjustment and the Warrant Shares Adjustment and subject to the terms and conditions set forth in this Agreement, the Company and the Investors desire that the Investors exercise, for cash, a portion of Series A Warrants and Series B Warrants (the "EXERCISE") and purchase Warrant Shares in accordance with Section 3.02, and (c) following the Closing and subject to the terms and conditions set forth in this Agreement, the Company and the Investors desire that the Investors convert all LYONs purchased by the Investors in connection with the Exchange Offer into Conversion Shares (as defined below) (the "CONVERSION").

      NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

      "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "AGGREGATE AGREED UPON NUMBER OF SHARES" means the product of (a) the Agreed Upon Exercise Amount, times (b) the quotient of (i) the total principal amount at maturity of LYONs deemed to be acquired by the Investors in connection with the Exchange Offer, divided by (ii) $1,000.

      "AGREED UPON EXERCISE AMOUNT" means a number of shares of Common Stock equal to the difference of (a) the quotient of (i) the Warburg Pincus LYONs Purchase Price, divided by (ii) the product of (A) the Market Value of a share of Common Stock, times (B) 0.90 (PROVIDED, HOWEVER, that, in the event that the product referred to in this clause (ii) shall be less than $1.78, such product shall be deemed to be $1.78, and, if such product shall be more than $2.68, such product shall be deemed to be $2.68), minus (b) 37.4437.

      "APPLICABLE LAW" means (a) any United States federal, state or local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority, and (b) any rule or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted, including, as of the date of this Agreement, the NYSE.

      "BOARD OF DIRECTORS" means the board of directors of the Company.

      "BONY INDENTURE" means the Indenture, dated as of October 31, 2001, as supplemented by the Second Supplemental Indenture thereto, dated as of March 28, 2002, by and between the Company and The Bank of New York, as trustee.

      "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a day when the Commission or banks in The City of New York are authorized by Applicable Law to be closed.

      "CAPITAL STOCK" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, and (b) with respect to any other Person, any and all partnership or other equity interests of such Person.

      "COMMISSION" means the United States Securities and Exchange Commission.

      "COMMON STOCK" means the common stock of the Company, par value $0.01 per share, and, unless the context otherwise requires, includes the associated Series A Junior Participating Preferred Stock purchase rights issuable in respect of such shares pursuant to the Rights Agreement.

      "COMPANY COMMON STOCK VALUE" means the product of (a) the Market Value per share of Common Stock (PROVIDED, HOWEVER, that (i) if the Market Value per share of Common Stock shall be less than $1.98, the amount in this clause (a) shall be deemed to be equal to $1.98, and (ii) if the Market Value per share of Common Stock shall be greater than $2.68, the amount in this clause (a) shall be deemed to be equal to $2.68), times (b) the number of shares of Common Stock issued by the Company as the Company Common Stock Consideration for LYONs in the Exchange Offer.

      "CONTRACT" means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, or other agreement (whether written or oral) or instrument.

      "CONVERSION SHARES" means those shares of Common Stock into which LYONs may be converted pursuant to Article V of the LYONs Indenture.

      "DEALER MANAGER AGREEMENT" means the Dealer Manager Agreement, dated as of the date of this Agreement, by and among the Company, the Investors and Morgan Stanley & Co. Incorporated.

      "DGCL" means the General Corporation Law of the State of Delaware, as from time to time amended.

      "DISTRIBUTION" means the distribution by Lucent to its stockholders of Common Stock on September 30, 2000, and the related "Contribution" (as defined in the Distribution Agreement).

      "DISTRIBUTION AGREEMENT" means the Contribution and Distribution Agreement, dated as of September 30, 2000, by and between the Company and Lucent.

      "EXCESS SHARES" means any shares of Common Stock beneficially owned by the Warburg Group in excess of 29.9% of the outstanding shares of Common Stock (as calculated in accordance with Rule 13d-3 under the Exchange Act).

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

      "EXCHANGE AGENT" means the bank or trust company retained by the Company and the Investors to act as exchange agent in connection with the Exchange Offer.

      "EXCHANGE RATIO" means a number equal to $203.87 divided by the Market Value of a share of Common Stock; PROVIDED, HOWEVER, that the Exchange Ratio shall not be more than 102 or less than 76.

      "EXERCISE PRICE" (a) with respect to the Series A Warrants, has the meaning set forth in Section 2(A) of the Series A Warrants, and (b) with respect to the Series B Warrants, has the meaning set forth in Section 2(A) of the Series B Warrants.

      "EXERCISE PRICE SHARES" means the quotient of (a) the product of (i) Aggregate Agreed Upon Number of Shares, times (ii) $0.01, divided by (b) the product of (i) the Market Value of a share of Common Stock, times (ii) 0.90 (PROVIDED, HOWEVER, that, if the product referred to in this clause (b) shall be (A) less than $1.78, such product shall be deemed to be $1.78, or (B) more than $2.68, such product shall be deemed to be $2.68).

      "GAAP" means United States generally accepted accounting principles, consistently applied.

      "GOVERNMENTAL AUTHORITY" means (a) any United States federal, state or local or foreign court or governmental or regulatory agency or authority, (b) any arbitration board, tribunal or mediator and (c) any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

      "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as from time to time amended, and applicable rules and regulations promulgated thereunder and any similar state acts.

      "INTERIM EXCESS SHARES" means any shares of Common Stock beneficially owned by the Warburg Group in excess of 25.0%, but less than 29.9%, of the outstanding shares of Common Stock (as calculated in accordance with Rule 13d-3 under the Exchange Act).

      "LETTER AGREEMENT" means the Letter Agreement, dated as of the date of this Agreement, by and among the Company, the Investors and Morgan Stanley & Co. Incorporated.

      "LIEN" means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

      "LUCENT" means Lucent Technologies Inc., a Delaware corporation.


      "LYONS" means the Company's Liquid Yield Option(TM) Notes due 2021, with each $1,000 principal amount at maturity thereof being a "LYON".

      "LYONS INDENTURE" means the Indenture, dated as of October 31, 2001, as supplemented by the First Supplemental Indenture, dated as of October 31, 2001, by and between the Company and The Bank of New York, as trustee.

      "MARKET VALUE" of a share of Common Stock means the volume-weighted average trading price of a share of Common Stock on the NYSE for the five NYSE trading days ending at the close of business two NYSE trading days prior to the NYSE trading day on which the Exchange Offer expires (I.E., if the Exchange Offer expires at midnight on the 20th NYSE trading day following its commencement, the period would include the 14th, 15th, 16th, 17th and 18th NYSE trading days).

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Company and the Subsidiaries, taken as a whole, or (b) the ability of the Company to timely perform any of its obligations under this Agreement.

      "MAXIMUM AMOUNT OF LYONS" means a number of LYONs having an aggregate principal amount at maturity of $660.542 million.

      "NEW WARRANTS" means the Series C Warrants and the Series D Warrants.

      "NYSE" means the New York Stock Exchange, Inc.

      "ORIGINAL PURCHASE AGREEMENT" means the Preferred Stock and Warrant Purchase Agreement, dated as of August 8, 2000, as amended by Amendment No. 1 thereto, dated as of September 29, 2000, by and among the Company and the Investors.

      "PERMITTED TRANSFEREE" means, with respect to any Investor or any Permitted Transferee of any Investor, any member of the Warburg Group, Warburg or any subsidiary of Warburg (but excluding any portfolio company of any member of the Warburg Group); PROVIDED, HOWEVER, that each Permitted Transferee must agree in writing to be bound by the terms of this Agreement to the same extent, and in the same manner, as the transferring Investor prior to the transfer of any Warrants, New Warrants or Common Stock to such Permitted Transferee; and PROVIDED FURTHER, HOWEVER, that the transfer of Warrants, New Warrants or Common Stock to such Permitted Transferee is in compliance with all applicable securities laws.

      "PERSON" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

      "PRIVATE LETTER RULING" means the private letter ruling, dated August 3, 2000, from the Internal Revenue Service that the Distribution qualifies as a tax-free distribution under Section 355.

      A "QUALIFYING OWNERSHIP INTEREST" shall be deemed to exist at any time the Investors and the Permitted Transferees beneficially own, in the aggregate, at least 26 million shares of Common Stock (as such number is adjusted to reflect any stock split, stock dividend, combination or similar transaction).

      "REPRESENTATIVES" means, collectively, with respect to any Person, such Person's directors, partners, officers, employees, financial advisors, lenders, accountants, attorneys, agents, equity investors, controlled Affiliates and controlling Persons of such Person or its controlled Affiliates.

      "RIGHTS AGREEMENT" means the Rights Agreement dated as of September 29, 2000, as amended by Amendment No. 1 thereto dated as of February 28, 2002 by and between the Company and The Bank of New York, as Rights Agent.

      "SECTION 355" means Section 355 of the Internal Revenue Code of 1986, as from time to time amended.

      "SECURITIES ACT" means the Securities Act of 1933, as from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

      "SERIES A WARRANTS" means the four-year warrants to purchase 6,883,933 shares of Common Stock issued pursuant to the Original Purchase Agreement and exercised in part pursuant to the terms of the Conversion Agreement (and thus currently exercisable for 6,724,665 shares of Common Stock).

      "SERIES B WARRANTS" means the five-year warrants to purchase 5,507,146 shares of Common Stock issued pursuant to the Original Purchase Agreement and exercised in part pursuant to the terms of the Conversion Agreement (and thus currently exercisable for 5,379,732 shares of Common Stock).

      "SERIES D BLACK-SCHOLES VALUE" means the value, as of the date of the Subsequent Closing, of the right to purchase one share of Common Stock pursuant to the Series D Warrants (the terms of which shall be determined pursuant to Section 3.01(b)), calculated using the Black-Scholes value of such right (determined using the Bloomberg L.P. Standard Option Valuation page relating to the Common Stock), assuming (a) 50% volatility, (b) a risk free rate of return equal to the Treasury rate corresponding to the term of the Series D Warrants,
(c) a 0% dividend yield and (d) the current value per share of Common Stock to be equal to the Market Value of a share of Common Stock.

      "SUBSIDIARY" means, with respect to any Person (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership, or
(c) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

      "SUBSIDIARY" means a subsidiary of the Company.

      "TRANSACTIONS" means the transactions contemplated by this Agreement, including without limitation the Exchange Offer, the issuance of the Series C Warrants, the issuance of the Series D Warrants, the Exercise Price Adjustment, the Warrant Shares Adjustment, the Exercise and the Conversion.

      "WARBURG" means the general partner of Warburg, Pincus Equity Partners, L.P.

      "WARBURG GROUP" means, collectively, any investment fund that is an Affiliate of Warburg.

      "WARBURG PINCUS LYONS PURCHASE PRICE" means the quotient of (a) the Investor Cash Amount divided by (b) the quotient of (i) the total principal amount at maturity of LYONs deemed to be acquired by the Investors in the Exchange Offer, divided by (ii) $1,000.

      "WARRANTS" means the Series A Warrants and the Series B Warrants.

      "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise (in whole or in part) of the Warrants (including the Exercise Price Shares), together with any shares of Common Stock issuable upon exercise (in whole or in part) of the New Warrants.

      SECTION 1.02. OTHER DEFINITIONS. As used in this Agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:


      TERM                                                     SECTION
      ----                                                     -------
      Agreement                                                Preamble
      Cash Consideration                                       Recitals
      Claim                                                    9.18
      Closing                                                  3.05
      Closing Date                                             3.05
      Company                                                  Preamble
      Company Cash Amount                                      Recitals
      Company Commission Filings                               4.05(a)
      Company Common Stock Consideration                       Recitals
      Conversion                                               Recitals
      Conversion Agreement                                     Recitals
      Exchange Offer                                           Recitals
      Exercise                                                 Recitals
      Exercise Price Adjustment                                Recitals
      Expiration Date                                          2.01(b)(i)
      Expiration Time                                          2.01(b)(i)
      Indemnified Party                                        9.18(c)
      Indemnifying Party                                       9.18(c)
      Investor Cash Amount                                     Recitals
      Investor; Investors                                      Preamble
      Material Contract                                        4.07
      Maximum Number                                           7.06(b)
      Mixed Consideration                                      Recitals
      Notices                                                  9.03
      Offer Consideration                                      Recitals
      Offer Documents                                          2.02
      Offer Registration Statement                             2.02
      Preferred Shares                                         Recitals
      Prospectus                                               2.02
      Qualifying Event                                         6.09(a)(ii)
      Registrable Securities                                   6.10
      Registration Rights Provisions                           6.10
      Registration Statement                                   6.10


                                      -8-

      Schedule TO                                              2.02
      Series B Preferred Stock                                 Recitals
      Series C Warrants                                        Recitals
      Series D Warrants                                        Recitals
      Stock Purchase Agreement                                 Recitals
      Subsequent Closing                                       3.07
      Subsequent Closing Period                                3.07
      Termination Claims                                       2.01(a)
      Unaffiliated Director                                    6.09(a)(ii)
      Warburg Group Director                                   6.09(a)(i)
      Warburg Group Observer                                   6.09(b)
      Warrant Shares Adjustment                                Recitals


                                   ARTICLE II

                               THE EXCHANGE OFFER

      SECTION 2.01. THE EXCHANGE OFFER. (a) On, or as promptly as reasonably practicable following, the date of this Agreement, the Company and the Investors shall commence (within the meaning of Rule 14d-2 under the Exchange Act) the Exchange Offer. Each $1,000 aggregate principal amount at maturity of LYONs accepted for purchase and/or exchange in the Exchange Offer on the terms and subject to the conditions and limitations set forth in this Agreement and in the Offer Documents shall be exchanged for the right to receive the Offer Consideration. The obligation of the Company and the Investors to accept for purchase and/or exchange, and to purchase and/or exchange (which obligation shall be several and not joint), any LYONs validly tendered and not validly withdrawn shall be subject only to the satisfaction or waiver (to the extent permitted by this Agreement) of each of the conditions set forth in Article
VIII. Any condition may only be waived upon the mutual written agreement of the Company and the Investor; PROVIDED, HOWEVER, that (i) the Company shall be deemed to have waived each condition set forth in Section 8.02 if such condition is waived by the Investors, and (ii) the Investors shall be deemed to have waived any or all condition or conditions set forth in Section 8.01 if such condition or conditions are waived by the Company. No changes in any of the terms and conditions of the Exchange Offer shall be made, except upon the mutual written agreement of the Company and Investors. Notwithstanding the foregoing, the Company shall have the right to terminate the Exchange Offer at any time prior to the Expiration Time without the consent of the Investors; PROVIDED, that (A) prior to any such termination, the Company shall consult with the Investors concerning such termination, (B) the Company shall indemnify and hold harmless each Investor and its partners, members, officers, directors, employees and controlling Persons, if any, against any Claims (as defined below) arising as a result of any such termination (such Claims, "TERMINATION CLAIMS"), and (C) such termination shall not affect the Series C Warrants or the issuance thereof.

      (b) (i) Subject to the terms and conditions of the Exchange Offer and this Agreement, the Exchange Offer shall expire at midnight, New York City time, on the date that is twenty Business Days after the date the Exchange Offer is commenced (as extended in accordance with this Section 2.01(b)(i), the "EXPIRATION DATE", with midnight, New York City Time, on the Expiration Date, or if the Expiration Date is not the date that is twenty Business Days after the date the Exchange Offer is commenced, such other time on the Expiration Date as may be determined by the Company, being the "EXPIRATION TIME"); PROVIDED, HOWEVER, that, upon mutual agreement of the Company and the Investors, the Exchange Offer may from time to time be extended if at the Expiration Time any of the conditions set forth in Article VIII shall not have been satisfied or waived, until such time as such conditions are satisfied or waived; and PROVIDED, FURTHER, that, if the Company makes any public announcement concerning its financial condition or results of operations in the period beginning on the first day of period during which the Market Value of a share of Common Stock would have been determined (assuming the Expiration Date to be the Expiration Date scheduled as of the date of such announcement) and ending on the Expiration Date, the Company and the Investors shall, unless mutually agreed between the Company and the Investors, extend the Exchange Offer for an additional number of Business Days such that the Expiration Date shall occur on the 7th NYSE trading day following such announcement (which date shall in no event be any later than the 27th NYSE trading day after the date on which the Exchange Offer is commenced). The Company may, in its sole discretion, extend the Exchange Offer once for up to ten Business Days, if at the then scheduled Expiration Time the condition set forth in either Section 8.03(a) or 8.03(e) shall not have been satisfied or waived; PROVIDED, that in no event shall the Company be entitled, pursuant to this sentence, to extend the Exchange Offer beyond the 30th NYSE trading day after the date on which the Exchange Offer is commenced.

            (ii) Subject to the terms and conditions of the Exchange Offer and this Agreement and the satisfaction (or waiver to the extent permitted by this Agreement) of the conditions set forth in Article VIII, the Company and the Investors (in accordance with the provisions of Section 2.01(b)(iii)) shall accept for purchase and/or exchange all LYONs, up to the Maximum Amount of LYONs (or if less, the amount of LYONs described in Section 2.01(b)(iii)), validly tendered and not validly withdrawn pursuant to the Exchange Offer that the Company and the Investors become obligated to accept pursuant to the Exchange Offer as soon as practicable after the Expiration Date and shall pay for and/or exchange all such LYONs promptly after such acceptance.

            (iii) LYONs validly tendered, not validly withdrawn and accepted for purchase and/or exchange shall be purchased by and as between the Company and Investors in the following order: (A) first, all LYONs up to the Maximum Amount of LYONs, validly tendered, not validly withdrawn and accepted for purchase and exchange in exchange for the Mixed Consideration shall be purchased and (B) second, the number of LYONs purchasable, at a price equal to the Cash Consideration, for an aggregate amount of cash equal to the lesser of (x) $200 million minus the aggregate amount of cash paid for LYONs accepted for purchase pursuant to clause (a) above, and (y) the Maximum Amount of LYONs minus the number of LYONs purchased pursuant to clause (a) above, validly tendered, not validly withdrawn and accepted for purchase and exchange in exchange for the Cash Consideration shall be purchased, with (I) the consideration for all such purchases being provided as follows: (x) the Company shall provide all of the Company Common Stock Consideration, and (y) the Company shall determine the proportionate amount of cash, if any, to be provided by each of the Company and the Investors; PROVIDED that, (1) if necessary to satisfy tenders, the Company will provide up to $100 million and (2) the Investors shall not be required to provide in excess of $100 million, and (II) the aggregate principal amount at maturity of LYONs acquired by the Investors shall be equal to the total principal amount at maturity of LYONs acquired in the Exchange Offer multiplied by a fraction, the numerator of which is the Investor Cash Amount and the denominator of which is the sum of the Investor Cash Amount, the Company Cash Amount and the Company Common Stock Value and (III) the Company shall be deemed to have purchased the remainder of such LYONs.

                  (c) (i) In connection with the Exchange Offer, each holder of LYONs validly tendered and not validly withdrawn pursuant to the Exchange Offer shall be entitled to elect to receive the Offer Consideration in respect of such tendered LYONs in the form of either the Mixed Consideration or the Cash Consideration; PROVIDED, HOWEVER, that (A) elections to receive Mixed Consideration shall be satisfied prior to any elections to receive the Cash Consideration, and (B) elections to receive Cash Consideration shall be limited such that the aggregate amount of cash that may be paid to holders of LYONs electing the Cash Consideration is equal to the difference of (I) $200 million, minus (II) the amount of cash paid to holders of LYONs electing the Mixed Consideration; and, PROVIDED, FURTHER, that the letter of transmittal in respect of the Exchange Offer shall require that each holder of LYONs shall elect either the Mixed Consideration or the Cash Consideration for all LYONs tendered by such holder. To the extent that a holder of LYONs has validly tendered LYONs and not validly withdrawn them but has not indicated in the letter of transmittal whether such holder elects the Mixed Consideration or the Cash Consideration with respect to such LYONs tendered, such holder shall be deemed to have elected to receive the Mixed Consideration for all LYONs tendered by such holder. Notwithstanding anything in this Agreement to the contrary: (x) the Company Cash Amount shall not exceed $100 million, (y) the Investor Cash Amount shall not exceed $100 million, and (z) the aggregate principal amount at maturity of LYONs that the Company and the Investors will be obligated to acquire in the Exchange Offer shall not exceed, in the aggregate, the Maximum Amount of LYONs.

            (ii) The Mixed Consideration and any other applicable numbers or amounts shall be adjusted to the extent necessary to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any distribution or dividend of securities convertible into or exchangeable for Common Stock), extraordinary cash dividend, reorganization, reclassification, combination, exchange of shares or other like change with respect to Common Stock (other than the Exchange Offer) occurring or having a record date on or after the date of this Agreement and prior to the completion of the Exchange Offer.

            (iii) The Exchange Agent shall make all computations as to the allocation and the proration contemplated by this Section 2.01(c), and any such computation shall be conclusive and binding on each holder of LYONs tendering LYONs in the Exchange Offer. The Company and the Investors may agree to make such rules as are consistent with the Exchange Offer and this Section 2.01(c) for the implementation of the provisions of this Section 2.01(c) as shall be necessary or desirable to fully effect such provisions.

      SECTION 2.02. REQUIRED FILINGS. On or as soon as practicable after the date of this Agreement, the Company shall prepare and file with the Commission a registration statement on Form S-4 (in the form set forth in EXHIBIT B), to register the offer and sale of Common Stock pursuant to the Exchange Offer (together with all amendments and supplements thereto, and including all exhibits thereto, the "OFFER REGISTRATION STATEMENT"). The Offer Registration Statement, as declared effective by the Commission, will include a prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "PROSPECTUS"). As soon as practicable on the date the Exchange Offer is commenced, the Company and the Investors shall file with the Commission a Exchange Offer Statement on Schedule TO (in the form included in EXHIBIT B) (which shall include any information required by Rule 13e-4 under the Exchange
Act) with respect to the Exchange Offer (together with all amendments and supplements thereto, and including all exhibits thereto, the "SCHEDULE TO") and cause the Offer Documents, in form and substance reasonably acceptable to the Company and the Investors, to be disseminated to the holders of the LYONs as and to the extent required by the Securities Act, the Exchange Act and other Applicable Law. The Schedule TO shall contain as an exhibit or incorporate by reference a prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (or portions thereof) and forms of the related letter of transmittal and summary advertisement, if any. Subject to the obligations of the Investors set forth in this Section 2.02, the Company shall cause the Schedule TO, the Prospectus, and all amendments or supplements thereto (which, together, collectively constitute the "OFFER DOCUMENTS") to comply in all material respects with the Securities Act, the Exchange Act and other Applicable Law, and the Company further agrees that the Offer Documents, on the date first published, sent or given to the holders of the LYONs, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by the Investors in writing specifically for inclusion or incorporation by reference in the Offer Documents, which information consists solely of that information contained in the Letter Agreement. The Investors agree to provide all information about the Investors required to be disclosed in the Offer Documents by the Securities Act and the Exchange Act and that the information provided by the Investors in writing specifically for inclusion or incorporation by reference in the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company and the Investors shall promptly correct any information provided by it for use in the Offer Registration Statement or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to cause the Offer Documents as so corrected to be filed with the Commission and to be disseminated to the holders of the LYONs, in each case, as and to the extent required by the Securities Act, the Exchange Act and Applicable Law. The Investors and their counsel shall be given reasonable opportunity to review and comment on the Offer Registration Statement and the Offer Documents prior to the filing thereof with the Commission. The Company agrees to provide in writing to the Investors and their counsel any comments the Company or its counsel may receive, and the Investors agree to provide in writing to the Company and its counsel any comments the Investors receive, from the Commission or its staff with respect to the Offer Documents promptly after receipt of such comments, and shall provide the Investors and their counsel, or the Company and its counsel, as the case may be, with a reasonable opportunity to participate in the response of the Company or the Investors, as the case may be, to such comments.


                                   ARTICLE III

              WARRANT GRANTS; ADJUSTMENTS; EXERCISE AND CONVERSION

      SECTION 3.01. GRANTS AND EXERCISE PRICE ADJUSTMENTS. (a) Concurrently with the execution of this Agreement, the Company has granted to the Investors Series C Warrants as set forth in SCHEDULE 1

      (b) At the Subsequent Closing, the Company shall grant to the Investors Series D Warrants having terms determined in accordance with this Section 3.01(b).

            (i) Subject to the immediately following sentence, the exercise price per Warrant Share that may be acquired pursuant to the Series D Warrants and the term of the Series D Warrants shall be determined by the Investors, in their sole discretion, and the Investors shall provide the Company with written notice thereof at least five Business Days prior to the Subsequent Closing. Notwithstanding the foregoing, (A) the exercise price per Warrant Share of the Series D Warrants shall be not less than 125% and not more than 150% of the Market Value of a share of Common Stock, and (B) the term of the Series D Warrants shall be not less than three and not more than five years.

            (ii) The number of shares of Common Stock that may be acquired, in the aggregate, upon exercise for cash of the Series D Warrants shall be equal to the quotient of (A) the product of (I) $5 million, times (II) the quotient of (x) the lesser of (1) the Investor Cash Amount, and (2) $50 million, divided by (y) $50 million, divided by (B) the Series D Black-Scholes Value. Notwithstanding the foregoing, in the event that any circumstance or event occurs (following the date of this Agreement but prior to the issuance of the Series D Warrants), that would (had such circumstance or event occurred following issuance of the Series D Warrants) require adjustment of the exercise price and/or the number of Warrant Shares issuable upon exercise of the Series D Warrants in accordance with Section 13 of the Series D Warrants, then the exercise price and or number of Warrant Shares that may be issuable upon exercise of the Series D Warrants shall be appropriately adjusted.

      (c) (i) Effective as of the 11th Business Day following the Expiration Date, pursuant to Section 13(J) of the Warrants and a resolution of the Board of Directors adopted on or prior to the date of this Agreement (in the form set forth in EXHIBIT C), the Board of Directors shall (A) reduce the Exercise Price of all of the Series A and Series B Warrants so that all such Warrants may be exercised for $0.01 per share of Common Stock, and (B) subject to the final sentence of this Section 3.01(c)(i), increase the number of Warrant Shares that may be purchased upon exercise of the Series A Warrants and increase the number of Warrant Shares that may be purchasable upon exercise of the Series B Warrants, to the extent necessary so that the Series A and the Series B Warrants can be exercised for an aggregate of (I) the Aggregate Agreed Upon Number of Shares plus (II) the Exercise Price Shares plus (III) 100,000 shares of Common Stock. Any such adjustment in the number of shares of Common Stock that may be issuable upon exercise of such Warrants shall be made PRO RATA to both the Series A Warrants and the Series B Warrants. The number of shares of Common Stock issuable upon exercise of the Series A Warrants and the Series B Warrants need not be increased pursuant to this Section 3.01(c)(i) if the sum of (w) Aggregate Agreed Upon Number of Shares plus (x) the Exercise Price Shares is equal to or less than the difference of (y) the number of shares of Common Stock issuable upon exercise of the Series A Warrants and the Series B Warrants immediately prior to the consummation of the Exchange Offer minus (z) 100,000, without giving regard to any such adjustment.

            (ii) The Investors agree that, until the Exercise Price is readjusted as contemplated by the next sentence of this Section 3.01(c)(ii), they shall not exercise Series A Warrants or Series B Warrants to acquire more than the Aggregate Agreed Upon Number of Shares plus the Exercise Price Shares. Following the time that the Investors have, in the aggregate, been validly issued the Aggregate Agreed Upon Number of Shares plus the Exercise Price Shares in connection with the Exercise, the Exercise Price of any portion of the Series A Warrants and the Series B Warrants that remains outstanding shall be adjusted so that such Exercise Price is that price that would be in effect had this Agreement never been entered into.

            (iii) The Exercise Price, and the number of Warrant Shares that may be purchased upon exercise of the Warrants, shall continue to be further adjusted if, as and when required by the terms of Section 13 of the Warrants.

      SECTION 3.02. AGREEMENT TO EXERCISE. Not less than 11 and not more than 15 Business Days following the Expiration Date, and upon the terms and subject to the conditions set forth in this Agreement, each Investor, severally and not jointly, shall exercise, for cash, a portion of the Series A and the Series B Warrants owned by it necessary to purchase, in the aggregate, the Aggregate Agreed Upon Number of Shares plus the Exercise Price Shares, and the Company shall issue such number of shares of Common Stock upon such exercise to each such Investor. Such exercise shall first be made of the Series A Warrants and then of the Series B Warrants.

      SECTION 3.03. AGREEMENT TO CONVERT. Not less than 11 and not more than 15 Business Days following the Expiration Date, and upon the terms and subject to the conditions set forth in this Agreement, each Investor, severally and not jointly, shall convert, pursuant to the terms of Article V of the LYONs Indenture, all LYONs acquired by it in connection with the Exchange Offer into shares of Common Stock, and the Company shall issue such shares of Common Stock upon the Conversion to each such Investor.

      SECTION 3.04. EXPIRATION TIME DELIVERIES. At or prior to the Expiration Time, (a) each Investor shall deliver to the Company the officer's certificate contemplated by Section 8.01(c) and (b) the Company shall deliver to each Investor (i) an opinion of Weil, Gotshal & Manges LLP, dated the Expiration Date, in the form set forth in EXHIBIT D and (ii) the officer's certificate contemplated by Section 8.02(d).

      SECTION 3.05. CLOSING. The Closing of the Exchange Offer shall occur as promptly as practicable following the Expiration Date, subject to the satisfaction, as of the Expiration Time, of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing) (consummation of the Exchange Offer is referred to as the "CLOSING", and such date and time is referred to as the "CLOSING DATE"), at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, New York 10153 or at such other place as the parties to this Agreement shall agree in writing.

      SECTION 3.06. CLOSING DELIVERIES. At the Closing:

      (a) The Company shall deliver to the Exchange Agent, to be distributed to holders of LYONS validly tendered, not validly withdrawn and accepted for exchange in the Exchange Offer:

            (i) an amount equal to the Company Cash Amount via wire transfer of immediately available funds to such bank account as the Exchange Agent shall designate not later than two Business Days prior to the Closing Date; and

            (ii) the number of shares of Common Stock equal to the Company Common Stock Consideration; and

      (b) The Investors shall deliver to the Exchange Agent, to be distributed to holders of LYONs validly tendered, not validly withdrawn and accepted for purchase in the Exchange Offer, an amount equal to the Investor Cash Amount via wire transfer of immediately available funds to such bank account as the Exchange Agent shall designate not later than two Business Days prior to the Closing Date.

      SECTION 3.07. EXERCISE AND CONVERSION MECHANICS. (a) Not less than 11 or more than 15 Business Days following the Expiration Date (the "SUBSEQUENT CLOSING PERIOD"), at a subsequent closing (the "SUBSEQUENT CLOSING"), (i) the LYONs purchased by the Investors shall be converted into Conversion Shares in accordance with the terms of Article V of the LYONs Indenture and Section 3.03,
(ii) the Series D Warrants shall be issued and (iii) the relevant portion of the Series A Warrants and the Series B Warrants shall be exercised for Warrant Shares in accordance with the terms of Sections 3(A)(i) and 4 of the Warrants and Section 3.02. The Subsequent Closing shall occur on a date determined by the Investors (upon at least two Business Days written notice to the Company and subject to the previous sentence) at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, New York 10153 or such other place as the parties to this Agreement may agree in writing.

      (b) At the Subsequent Closing, in connection with the exercise of the Series A and the Series B Warrants and the Conversion,

            (i) the Investors shall deliver to the Company:

                  (A) the Series A Warrants and the Series B Warrants to be
            exercised by such Investor pursuant to Section 3.02, together with a duly executed notice of exercise specifying the number of Warrant Shares for which such Warrants are being exercised in accordance with Section 3(A) of the Warrants.

            Unless the Warrant Shares issuable upon such exercise are to be issued in the same name as the name in which that Warrant is being exercised is registered, each Warrant being exercised shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with Section 7 of the Warrants;

                  (B) an amount equal to the aggregate Exercise Price of that portion of the Series A Warrants and the Series B Warrants being exercised by such Investor pursuant to Section 3.02 via wire transfer of immediately available funds to such bank account as the Company shall designate not later than two Business Days prior to the date of the Subsequent Closing; and

                  (C) the LYONs to be converted by such Investor pursuant to
            Section 3.03, together with a duly executed notice of conversion specifying the number of Conversion Shares for which such LYONs are being converted in accordance with Article V of the LYONs Indenture. Each LYON being converted shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the holder or the holder's duly authorized attorney; and

            (ii) the Company shall deliver to the Investors:

                  (A) certificates representing the Series D Warrants issuable pursuant to Section 3.01(b), which shall be in definitive form and registered in the name of such Investor or its nominee or designee and in such denominations as such Investor shall request not later than two Business Days prior to the date of the Subsequent Closing;

                  (B) a certificate or certificates representing the Warrant
            Shares for which portions of the Series A Warrants and the Series B Warrants have been exercised by such Investor pursuant to Section 3.02, which shall be in definitive form and registered in the name of such Investor or its nominee or designee and in such denominations as such Investor shall request not later than two Business Days prior to the date of the Subsequent Closing;

                  (C) certificates representing the portions of the Series A
            Warrants and the Series B Warrants not exercised by such Investor pursuant to Section 3.02, which shall be in definitive form and registered in the name of such Investor or its nominee or designee and in such denominations as such Investor shall request not later than two Business Days prior to the date of the Subsequent Closing; and

                  (D) a certificate or certificates representing the Conversion
            Shares into which the LYONs are being converted by such Investor pursuant to Section 3.03, which shall be in definitive form and registered in the name of such Investor or its nominee or designee and in such denominations as such Investor shall request not later than two Business Days prior to the date of the Subsequent Closing.

      (c) The Exercise and the Conversion shall be deemed to have been effected at the close of business on the date during the Subsequent Closing Period on which the Investors deliver to the Company the items described in Sections 3.07(b)(i)(A)-(C). As of such time, all Warrant Shares issuable in connection with the Exercise and all Conversion Shares shall, upon delivery, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all Liens (other than Liens or charges created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith), and shall not have been issued in violation of any Applicable Law.

      SECTION 3.08. TAX TREATMENT. The parties to this Agreement agree that for all tax purposes, the Conversion Shares, the Series D Warrants and the Warrant Shares are being acquired in exchange for the Investor Cash Amount, and the parties to this Agreement further agree that the Investor Cash Amount shall be allocated for tax purposes in the manner reasonably determined by the Investors.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to each Investor on the date of this Agreement and on and as of the Expiration Time as follows:

      SECTION 4.01. ORGANIZATION AND STANDING. (a) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company has provided to the Investors true and correct copies of the Company's certificate of incorporation and by-laws, each as amended through the date of this Agreement.

      (b) Each direct and indirect material Subsidiary is duly incorporated, validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own its properties and assets and to carry on its business as it is currently conducted, and each such material Subsidiary is qualified to transact business, and in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except, in all cases, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      SECTION 4.02. CAPITAL STOCK. (a) The authorized Capital Stock of the Company consists solely of (i) 1.5 billion shares of Common Stock, of which, as of November 29, 2002, 365,801,780 shares were issued and outstanding, and (ii) 200 million shares of preferred stock, par value $1.00 per share, of which 15 million shares have been designated as Series A Junior Participating Preferred Stock. As of the date of this Agreement, no shares of Series A Junior Participating Preferred Stock are issued or outstanding. Each share of Capital

Stock of the Company that is issued and outstanding is duly authorized and validly issued and fully paid and nonassessable, and the issuance thereof was not subject to any preemptive rights or made in violation of any Applicable Law.

      (b) Except pursuant to, or as addressed in, the Original Purchase Agreement, the Conversion Agreement, the Stock Purchase Agreement or this Agreement, there are (i) as of the date of this Agreement, no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company (other than pursuant to employee benefit plans or the LYONs), and (ii) no restrictions upon, or Contracts or understandings of the Company with respect to, the voting or transfer of any shares of Capital Stock of the Company. As of the date of this Agreement, there are issued and outstanding LYONs with an aggregate principal amount at maturity of $943.632 million, none of which LYONs are owned by the Company or any of its Subsidiaries.

      SECTION 4.03. AUTHORIZATION; ENFORCEABILITY. The Company has the power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all action necessary to authorize the execution, delivery and performance by it of this Agreement and to consummate the Transactions. No other corporate proceeding on the part of the Company or any of its stockholders is necessary for such authorization, execution and delivery of this Agreement or for the consummation of the Transactions under any provision of the certificate of incorporation or by-laws or other governing documents of the Company or under any Applicable Law. The Company has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      SECTION 4.04. NO VIOLATION; CONSENTS. (a) Subject to the governmental filings and other matters referred to in Section 4.04(b), the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not contravene any Applicable Law, except for any such contravention that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.04, the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions (i) will not
(A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract, or (B) result in the creation or imposition of any Lien upon any of the assets of the Company or any Subsidiary, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) will not conflict with or violate any provision of the certificate of incorporation or by-laws or other governing documents of the Company or any Subsidiary. The Company has provided to the Investors true and complete copies of all correspondence with the NYSE relating to the Transactions.

      (b) Except for (i) the filings by the Company, if any, required by the HSR Act and any other applicable foreign antitrust law, regulation or rule and the expiration or termination of the applicable waiting period with respect thereto, (ii) the filings contemplated by Section 2.02, (iii) applicable filings, if any, with the Commission under the Exchange Act and the NYSE in connection with the listing of the Warrant Shares and the

Conversion Shares, (iv) filings under state securities or "blue sky" laws, and
(v) such customary items as may be required in connection with the registration of securities for public offer and sale pursuant to the Registration Rights Provisions, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance of this Agreement or the consummation of the Transactions, except where the failure to obtain such consents, authorizations or orders, or to make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      SECTION 4.05. COMMISSION FILINGS; FINANCIAL STATEMENTS. (a) The Company has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since September 30, 2001 (those filings that have been made on or prior to the date of this Agreement, collectively, the "COMPANY COMMISSION FILINGS"). The Company Commission Filings (i) as of their respective dates, were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

      (b) Each of the historical financial statements of the Company and its Subsidiaries (including, in each case, any related notes or schedules) contained in the Company Commission Filings was prepared in accordance with GAAP (except in the case of unaudited quarterly financial statements as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated, and each fairly presented the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the results of operations, cash flows and changes in invested equity of the Company and its consolidated subsidiaries for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

      SECTION 4.06. NO MATERIAL ADVERSE EFFECT. Since September 30, 2002, except as specifically contemplated or permitted by this Agreement or as set forth in the Company Commission Filings, there has not been any Material Adverse Effect or an event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, other than to the extent such effect results from (a) changes in general economic conditions, (b) changes in the industry of providing communications systems and software for enterprises, including businesses, government agencies and other organizations, and (c) accounting charges resulting from the execution of this Agreement and the consummation of the transactions contemplated hereby, except, in the cases of clauses (a) and (b), for such changes as have a materially disproportionate effect on the Company.

      SECTION 4.07. CONTRACTS; DEBT INSTRUMENTS. Except for this Agreement or as set forth in the Company Commission Filings, neither the Company nor any of the Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) that is a "material contract" (as defined in Item 601(b)(10) of

Regulation S-K of the Commission). Each contract, arrangement, commitment or understanding of the type described in this Section 4.07 is referred to in this Agreement as a "MATERIAL Contract." Each Material Contract is valid and binding on the Company or a Subsidiary, as applicable, and is in full force and effect, and the Company and any Subsidiary that is a party thereto have in all material respects performed all obligations required to be performed by them to the date of this Agreement under each Material Contract, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary knows of, or has received notice of, any violation or default under (or any condition that with the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract or any other loan or credit agreement, note, bond, mortgage or indenture to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.08. COMPLIANCE WITH LAWS. The Company and the Subsidiaries are in compliance in all material respects with all Applicable Laws, except for instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.09. COMPLIANCE WITH CONSTITUENT DOCUMENTS. None of the Company or any material Subsidiary is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred that, with lapse of time or action by a third party, would result in a default under the respective articles or certificate of incorporation, by-laws or similar organizational instruments of such entities.

      SECTION 4.10. OPINION OF FINANCIAL ADVISOR. Morgan Stanley & Co. Incorporated has delivered to the Board of Directors its written opinion that, as of December 19, 2002, the consideration to be provided to the Investors for their participation in the Exchange Offer pursuant to this Agreement, consisting of (a) the adjustments to the exercise price and number of shares issuable upon exercise of the Series A and Series B Warrants as contemplated by Section 3.01(c), (b) the New Warrants and (c) the Conversion Shares, is fair from a financial point of view to the Company.

      SECTION 4.11. SECTION 355. Neither the execution and delivery of this Agreement nor the consummation of the Transactions are reasonably likely to have the effect of causing (a) the Distribution to be taxable in any respect to Lucent or its stockholders, or (b) the Private Letter Ruling to be inapplicable in any respect.

      SECTION 4.12. DGCL SECTION 203. The Company has taken all necessary actions such that the provisions of DGCL Section 203 do not and will not apply to this Agreement or to any of the Transactions.

      SECTION 4.13. RIGHTS AGREEMENT. The Company has taken all necessary action to ensure that none of (a) the entering into of this Agreement, (b) the consummation of the Transactions, or (c) the exercise by the Investors (in whole or in part) of any of the Series C Warrants or the Series D Warrants does or will result in the ability of any Person to exercise any rights under the Rights Agreement or enable or require the rights to separate from the shares of

Common Stock to which they are attached or to become triggered or exercisable. No "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Rights Agreement) has occurred as a result of entering into this Agreement, or will occur as a result of the consummation of the Transactions, the exercise by the Investors (in whole or in part) of any of the Series C Warrants or the Series D Warrants.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

      Each Investor severally as to itself only, and not jointly, represents and warrants to the Company on the date of this Agreement and as of the Expiration Time, as follows:

      SECTION 5.01. ORGANIZATION; AUTHORIZATION; ENFORCEABILITY. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted. Such Investor has the power to execute, deliver and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and to consummate the Transactions. No other proceedings on the part of such Investor are necessary for such authorization, execution, delivery and consummation. Such Investor has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms.

      SECTION 5.02. PRIVATE PLACEMENT. (a) Such Investor understands that the issuance of the Warrant Shares, the Series C Warrants and the Series D Warrants by the Company is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

      (b) Such Investor (i) is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or (ii) is an institutional "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

      (c) Such Investor is acquiring the Warrant Shares, the Series C Warrants and the Series D Warrants for its own account (or for accounts over which it exercises investment authority), for investment and not with a view to the resale or distribution thereof in violation of any securities law.

      (d) Such Investor understands that the Warrant Shares, the Series C Warrants and the Series D Warrants will be issued in Transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such state securities laws or is exempt from such registration or qualification.

      (e) Such Investor (i) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Warrant Shares, the Series C Warrants and the Series D Warrants and that it has requested from the Company,
(ii) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access, and (iii) can bear the economic risk of (A) an investment in the Warrant Shares, the Series C Warrants and the Series D Warrants indefinitely and (B) a total loss in respect of such investment, and
(iv) has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Warrant Shares, the Series C Warrants and the Series D Warrants and to protect its own interest in connection with such investment. Such Investor has made the decision to make such investment based on its review of all information it deems relevant and has not relied on any advice, recommendation or information provided by the Company's financial advisor.

      SECTION 5.03. NO VIOLATION; CONSENTS. (a) Subject to the governmental filings and other matters referred to in Section 5.03(b), the execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the Transactions do not and will not contravene any Applicable Law, except for any such contravention that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to timely perform its obligations under this Agreement. The execution, delivery and performance by such Investor of this Agreement and the consummation of the Transactions (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Investor is party or by which such Investor is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the assets of such Investor, except for any such violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to timely perform its obligations under this Agreement; and (ii) will not conflict with or violate any provision of the certificate of incorporation or by-laws or other governing documents of such Investor.

      (b) Except for (i) the filings by such Investor, if any, required by the HSR Act and any other applicable foreign antitrust law, regulation or rule and the expiration or termination of the applicable waiting period with respect thereto, (ii) those filings described in Section 2.02, and (iii) applicable filings, if any, with the Commission pursuant to the Exchange Act, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by such Investor for the execution, delivery and performance of this Agreement or the consummation of any of the Transactions, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to timely perform its obligations under this Agreement.

      SECTION 5.04. FINANCING. Such Investor will have (a) on the Closing Date available funds to deliver the Investor Cash Amount to the Exchange Agent and
(b) on the date of the Subsequent Closing available funds to consummate the Exercise.

      SECTION 5.05. OWNERSHIP OF SECURITIES. Such Investor does not own, directly or indirectly, or have any option or right to acquire, any securities of the Company (including the LYONs) other than (a) the Warrants and the New Warrants, (b) shares of Common Stock issuable upon exercise of such Warrants and New Warrants, (c) an aggregate of 53,050,000 additional shares of Common Stock owned by the Warburg Group, and (d) any options to purchase Common Stock issued to any "Warburg Group Director" (as defined in Section 5.09(a) of the Original Purchase Agreement).

      SECTION 5.06. FUTURE ACQUISITIONS. Such Investor has no present plan or intention to acquire, directly or indirectly, 50% or more of the "total voting power" or "total fair market value" (as such terms are interpreted for purposes of Section 355) of all shares of outstanding Capital Stock of the Company.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

      SECTION 6.01. CONDUCT OF BUSINESS PENDING THE EXPIRATION DATE. The Company agrees that, between the date of this Agreement and the Expiration Time (or earlier termination of this Agreement), except as specifically permitted or contemplated by any other provision of this Agreement, unless the Investors shall otherwise agree in writing, the business of the Company and the Subsidiaries shall be conducted in the ordinary course of business. Except as specifically permitted or contemplated by any other provision of this Agreement, the Company shall not, between the date of this Agreement and the Expiration Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Investors: (a) amend or otherwise change its certificate of incorporation or by-laws; (b) except as may be required by the Rights Agreement, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than dividends paid by wholly-owned Subsidiaries to the Company or to other wholly-owned Subsidiaries); (c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (d) take any action that is intended or would reasonably be expected to result in any of the conditions set forth in
Article VIII not being satisfied; or (e) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

      SECTION 6.02. ACCESS TO BOOKS AND RECORDS. The Company shall afford to each of the Investors and the Investors' Representatives full access during normal business hours throughout the period prior to the Expiration Time (or the earlier termination of this Agreement pursuant to Section 9.04) to all properties, books, Contracts, commitments and records of the Company, and, during such period, shall, upon request, furnish promptly to each of the Investors all other information concerning the Company or the Subsidiaries as the Investors may reasonably request; PROVIDED, that no investigation or receipt of information pursuant to this Section 6.02 shall affect any representation or warranty of the Company or the conditions to the obligations of the Investors. All requests pursuant to this
Section 6.02 shall be made to the Persons designated from time to time by the Company for this purpose.

      SECTION 6.03. COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLE EFFORTS. Subject to the last sentence of Section 2.01(a), the Company shall use all commercially reasonable efforts to cause all conditions precedent to the obligations of the Company and the Investors to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the Transactions in accordance with the terms of this Agreement.

      SECTION 6.04. HSR ACT NOTIFICATION. To the extent required by the HSR Act, the Company shall (a) use all commercially reasonable efforts to file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement (and, in any event, within two Business Days of such execution and delivery), with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the Transactions, and (b) use all commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning the Transactions, in each case, so that the waiting period applicable to this Agreement and the Transactions under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. The Company agrees to request, and to cooperate with the Investors in requesting, early termination of any applicable waiting period under the HSR Act. The Company shall pay all fees required in connection with any filings to be made by the Company or any Investor under the HSR Act required to be made in connection with this Agreement or the Transactions (regardless of whether such fees are otherwise required to be paid by the Company or any Investor).

      SECTION 6.05. CONSENTS AND APPROVALS. The Company (a) shall use all commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities (other than as expressly set forth in Section 6.04 regarding the HSR Act) and of all other Persons required in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, and (b) shall diligently assist and cooperate with the Investors in preparing and filing all documents required to be submitted by the Investors to any Governmental Authority in connection with the Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Investors all information concerning the Company and its Subsidiaries that counsel to the Investors reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

      SECTION 6.06. CERTAIN ACTIONS. As soon as practicable following execution of this Agreement, and, in any event, prior to the 11th Business Day following the Closing, the Company shall take such actions as may be required under the Warrants to effect the Exercise Price Adjustment and the Warrant Shares Adjustment. The Investors waive any notice required under the Warrants with respect to the Exercise Price Adjustment and the Warrant Shares Adjustment.

      SECTION 6.07. LISTING AND RESERVATION OF SHARES. The Company shall use all commercially reasonable efforts to cause the Warrant Shares to be reserved for issuance and listed or otherwise eligible for trading on the NYSE prior to the time that such shares of Common Stock are to be issued.

      SECTION 6.08. USE OF PROCEEDS. The Company shall use the proceeds from the Exercise for general corporate purposes, including repayment of bank debt.

      SECTION 6.09. WARBURG GROUP DIRECTORS AND OBSERVER. (a) (i) From and after the date of this Agreement, the Warburg Group shall be entitled to designate for election to the Board of Directors an individual reasonably acceptable to the Board of Directors (a "WARBURG GROUP DIRECTOR") for so long as the Investors and the Permitted Transferees own a Qualifying Ownership Interest. It is understood and agreed that Joseph P. Landy is reasonably acceptable to the Board of Directors, and that Mr. Landy shall be appointed to the Board of Directors as soon as reasonably practicable following the date of this Agreement, but in any event prior to the beginning of the next regular or special meeting of the Board of Directors (or any committee thereof). The Warburg Group Director shall be appointed to the class of directors whose terms expires in 2004.

            (ii) In the event that $25 million or more of the Investor Cash Amount is used to acquire LYONs in the Exchange Offer (such event, a "QUALIFYING EVENT"), and for so long thereafter as the Investors and the Permitted Transferees own a Qualifying Ownership Interest, the Warburg Group shall be entitled to designate for election to the Board of Directors an additional individual reasonably acceptable to the Board of Directors, provided that such individual shall not be an affiliate of the Warburg Group (an "UNAFFILIATED DIRECTOR").

      (b) Immediately following the Closing, if there has been a Qualifying Event, the Unaffiliated Director shall be appointed to the Board of Directors to a class of directors whose term expires not earlier than 2005. If a vacancy shall exist in the office of Warburg Group Director or Unaffiliated Director, the Warburg Group shall be entitled to designate a successor to fill such office, reasonably acceptable to the Board of Directors, and the Board of Directors shall elect such successor, and, in connection with the meeting of shareholders of the Company next following such election, nominate such successor for election as director by the shareholders and use its commercially reasonable efforts to cause the successor to be elected. Each Investor agrees that Warburg shall identify the individuals proposed to serve as a Warburg Group Director and Unaffiliated Director, and that the Company shall be entitled to rely solely and exclusively on information provided by Warburg in connection with the exercise of the Investors' rights pursuant to this Section 6.09.

      (c) At any time the Investors and the Permitted Transferees cease to own a Qualifying Ownership Interest, the Warburg Group shall use its reasonable best efforts to cause each of the Warburg Group Director and the Unaffiliated Director then on the Board of Directors to resign promptly.

      (d) Each of the Warburg Group Director and the Unaffiliated Director shall be entitled to such compensation as is customarily paid by the Company to the Company's outside directors.

      SECTION 6.10. REGISTRATION RIGHTS. The Company shall use all commercially reasonable efforts to file a registration statement covering, or cause an existing effective registration statement to cover (such new or amended registration statement, the "REGISTRATION STATEMENT"), any transfers of the Registrable Securities (including by means of any distribution to the limited or general partners in any Investor) on behalf of the Investors and any Permitted Transferees and limited or general partners thereof that received Registrable Securities in a distribution from the Investors or any Permitted Transferee with the Commission as soon as reasonably practicable after the date of this Agreement, but, in no event, later than February 28, 2003. The expenses of the preparation and filing of such Registration Statement shall be borne by the Company. Upon filing the Registration Statement, the Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission and to keep the Registration Statement effective with the Commission so long as any Registrable Securities remain outstanding. Provisions relating to the registration rights set forth in this
Section 6.10 are set forth in EXHIBIT E (the "REGISTRATION RIGHTS PROVISIONS"). "REGISTRABLE SECURITIES" means all shares of Common Stock owned by the Investors, together with the Series C Warrants, the Series D Warrants, the Warrant Shares, the Conversion Shares and any securities that may be issued in respect thereof. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as they (a) have been sold or otherwise disposed of pursuant to the Registration Statement or any other registration statement that was filed with the Commission and declared effective under the Securities Act, (b) are eligible for sale pursuant to Rule 144 under the Securities Act without being subject to the volume and manner of sale limitations thereunder, (c) have been otherwise sold, transferred or disposed of by an Investor to any Person that is not a Permitted Transferee (other than through a distribution by an Investor or any Permitted Transferee to its limited or general partners), or (d) have ceased to be outstanding. All communications with the Company by the Investors and the Permitted Transferees and any distributees thereof with respect to the registration rights granted pursuant to this Section 6.10 shall be made by and through Warburg.

      SECTION 6.11. RIGHTS AGREEMENT. The Company shall cooperate with the Investors to segregate the shares of Common Stock acquired by the Investors upon exercise of the Series A Warrants and the Series B Warrants from any other shares of Common Stock beneficially owned by the Warburg Group, and shall take all actions as may be necessary to ensure that such shares of Common Stock are not deemed to be beneficially owned by the Investors for purposes of the Rights Agreement.

      SECTION 6.12. NO INTENDED DISTRIBUTIONS. The Company has no present plan or intention to make any distribution to its stockholders in cash or property within the meaning of Section 1.305-3(b)(4) of the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as from time to time amended. As of the date of this Agreement, the Company is prohibited from paying cash dividends pursuant to the Company's existing credit facility.

      SECTION 6.13. DIRECTOR'S INSURANCE. Each individual that serves as a Warburg Group Director or as an Unaffiliated Director will be covered by any directors' and officers' liability insurance policy maintained by the Company to the same extent as any other director of the Company serving on the Board of Directors at the same time as such individual.

      SECTION 6.14. RELATIONSHIP WITH LUCENT. Prior to the Expiration Date, the Company shall take all actions required to be taken by it under the Distribution Agreement to obtain the opinion of counsel contemplated by Section 10.3(a)(ii)(2) of the Distribution Agreement, and provide to the Investors a copy thereof.


                                   ARTICLE VII

                           COVENANTS OF THE INVESTORS

      SECTION 7.01. COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLE EFFORTS. Each Investor will use all commercially reasonable efforts to cause all conditions precedent to the obligations of the Company and the Investors to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Investor will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the Transactions of such Investor in accordance with the terms of this Agreement.

      SECTION 7.02. HSR ACT NOTIFICATION. To the extent required by the HSR Act, each Investor shall, (a) use all commercially reasonable efforts to file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement (and, in any event, within two Business Days of such execution and delivery), with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and other documents required to be filed by it under the HSR Act concerning the Transactions, and (b) use all commercially reasonable efforts to promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning the Transactions, in each case, so that the waiting period applicable to this Agreement and the Transactions under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each Investor agrees to request, and to cooperate with the Company in requesting, early termination of any applicable waiting period under the HSR Act.

      SECTION 7.03. CONSENTS AND APPROVALS. Each Investor (a) shall use all commercially reasonable efforts to promptly obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities (other than as expressly set forth in Section 7.02 regarding the HSR Act) and of all other Persons required in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, and (b) shall diligently assist and cooperate with the Company in preparing and filing all documents required to be submitted by the Company to any Governmental Authority in connection with the Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Company all information concerning such Investor that counsel to the Company reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

      SECTION 7.04. STANDSTILL. (a) Effective as of the date of this Agreement, other than as contemplated by this Agreement, each Investor agrees that, prior to August 8, 2005, it will not and will not permit any member of the Warburg Group or any other controlled Affiliate to, in any manner, whether publicly or otherwise, directly or indirectly, without the prior written consent of the Company, (i) acquire, agree to acquire or make any public proposal to acquire, directly or indirectly, beneficial ownership of any voting securities or assets of the Company or any Subsidiary, (ii) enter into or publicly propose to enter into, directly or indirectly, any merger or other business combination or similar transaction or change of control involving the Company or any Subsidiary, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Commission) to vote, or seek to advise or influence any Person with respect to the voting of, any securities of the Company or any Subsidiary, (iv) call, or seek to call, a meeting of the Company's stockholders or initiate any stockholder proposal for action by stockholders of the Company, (v) bring any action or otherwise act to contest the validity of this Section 7.04 or seek a release of the restrictions contained in this Section 7.04, (vi) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company or any Subsidiary, (vii) other than any seat on the Board of Directors expressly granted to the Warburg Group by Section 6.09, seek representation on the Board of Directors, the removal of any directors from the Board of Directors or a change in the size or composition of the Board of Directors (including, without limitation, voting for any directors not nominated by the Board of Directors),
(viii) enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any possible purchase or sale of any securities or assets of the Company or any Subsidiary, (ix) disclose any intention, plan or arrangement inconsistent with the foregoing, (x) take, or solicit, propose to or agree with any other Person to take, any similar actions designed to influence the management or control of the Company or (xi) advise, assist or encourage any other Persons in connection with any of the foregoing.

      (b) Nothing in this Section 7.04 shall (i) limit any action taken by a Warburg Group Director or an Unaffiliated Director in his or her capacity as a member of the Board of Directors, (ii) prohibit or restrict any Investor, any member of the Warburg Group or any other controlled Affiliate of any Investor from responding to any inquiries from any stockholders of the Company as to such Person's intention with respect to the voting of shares of Common Stock or any other voting securities of the Company beneficially owned by such Investor, any member of the Warburg Group or any other controlled Affiliate of any Investor so long as such response is consistent with the terms of this Agreement, (iii) prohibit or restrict a purchase, sale, merger, consolidation or other business combination transaction involving any portfolio company of any Investor, any member of the Warburg Group or any controlled Affiliate of any Investor so long as the purpose of such transaction is not the acquisition of voting securities or assets of the Company or any Subsidiary, (iv) prohibit the ownership, purchase or other acquisition of beneficial ownership of (A) any of the Warrant Shares or the Conversion Shares, or (B) any other securities in an amount that, when taken together with the number of shares of Common Stock beneficially owned by the Investors, the Warburg Group and the controlled Affiliates of any Investor would not exceed the greater of (I) 29.9% of the outstanding Common Stock

(calculated in accordance with Rule 13d-3 under the Exchange Act), and (II) the number of shares of Common Stock that are beneficially owned by such Persons immediately following the consummation of the Transactions, (v) prohibit or restrict any agreement, arrangement, understanding, negotiation, discussion, disclosure or other action exclusively involving Warburg, its controlled Affiliates (other than any portfolio companies), the Investors, any member of the Warburg Group, and any employee, officer or director thereof, (vi) prohibit any notice to limited partners of a Warburg Group member in respect of a proposed distribution of securities of the Company to such limited partners,
(vii) prohibit or restrain any sale or other disposition by the Investors or any Permitted Transferees of any securities owned by them, including any discussions or negotiations concerning such sale or disposition between Warburg, any of its Affiliates, the Investors, any member of the Warburg Group, and any employee, officer or director thereof, on the one hand and any Person or group, on the other hand, or (viii) prohibit or restrain any discussions or negotiations between Warburg and the Company that were initiated or invited by the Company (until the Company requests termination thereof), or the effectuation of any transaction resulting from such discussions or negotiations (unless the Company had previously requested termination of such discussions or negotiations).

      SECTION 7.05. VOTING LIMITATION. The Investors agree that (a) any Interim Excess Shares, and following the occurrence of any event specified in clause (b) of this Section 7.05, any Excess Shares, shall be voted by the Investors on a particular matter being acted upon by holders of shares of Common Stock in a manner that is proportionate to the manner in which all shares of Common Stock have been voted with respect to such matter, and (b) that until (i) the earliest of (A) a "Change of Control" (as defined in the BONY Indenture) of the Company (other than as a result of a breach by the Investors of this Section 7.05), (B) repayment of the indebtedness of the Company under the BONY Indenture, or (C) the provisions in the BONY Indenture relating to a Change of Control no longer being in effect, and (ii) the earliest to occur of (A) the occurrence of any event specified in Section l(i) of Article VI of the Company's Amended and Restated Five Year Competitive Advance and Revolving Credit Facility Agreement, dated as of September 3, 2002 (the "CREDIT Facility") (other than as a result of a breach by the Investors of this Section 7.05), or (B) the provisions of Section l(i) of Article VI of the Credit Facility no longer being in effect, the Investors shall not be entitled to vote any Excess Shares.

      SECTION 7.06. COMPLIANCE WITH SECTION 355. No Investor shall take any action (other than as contemplated under this Agreement) or omit to take any action reasonably available to it and not materially burdensome to it (it being understood that no Investor shall be required to divest any of its holdings) that could reasonably be expected to materially contribute to a determination that the Distribution would result in the recognition of gain to Lucent or the Company by virtue of the Distribution failing to qualify under Section 355.


                                  ARTICLE VIII

         CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE EXCHANGE OFFER

      SECTION 8.01. CONDITIONS TO THE COMPANY'S OBLIGATIONS IN RESPECT OF THE EXCHANGE OFFER. The obligations of the Company to accept for purchase and/or exchange LYONs validly tendered and not validly withdrawn in the Exchange Offer shall be subject, at the election of the Company, to the satisfaction or waiver, as of the Expiration Time, of the following conditions:

      (a) The representations and warranties of each Investor contained in this Agreement shall have been true and correct when made, and, in addition, shall be repeated and true and correct in all material respects on and as of the Expiration Time with the same force and effect as though made on and as of the Expiration Time.

      (b) Each Investor shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by such Investor on or prior to the Expiration Time, prior to the Expiration Time.

      (c) Each Investor shall have delivered to the Company a certificate executed by it or on its behalf by a duly authorized representative, dated the Expiration Date, to the effect that each of the conditions specified in Sections 8.01(a) and (b) has been satisfied.

      SECTION 8.02. CONDITIONS TO EACH INVESTOR'S OBLIGATIONS IN RESPECT OF THE EXCHANGE OFFER. The obligations of each Investor to accept for purchase LYONs validly tendered and not validly withdrawn in the Exchange Offer shall be subject, at the election of the Investors acting jointly, to the satisfaction or waiver, as of the Expiration Time, of the following conditions:

      (a) The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct when made and (ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of clauses (A) and
(B) above, as of the Expiration Time with the same force and effect as though made on and as of the Expiration Time (except with respect to representations or warranties that speak as of a specific date, which representations and warranties shall be, subject to the qualifications set forth above, true and correct on and as of such specific date).

      (b) The Company shall have performed in all material respects all of its obligations, agreements and covenants contained in this Agreement to be performed and complied with at or prior to the Expiration Time prior to the Expiration Time.

      (c) The Company shall have granted the Series C Warrants in accordance with Section 3.01(a) and such Series C Warrants shall remain outstanding.

      (d) The Company shall have delivered to the Investors a certificate executed by it or on its behalf by a duly authorized representative, dated the Expiration Date, to the effect that each of the conditions specified in Sections 8.02(a) through (c) has been satisfied.

      (e) The Investors shall have received the opinion of counsel to the Company, dated as of the Expiration Date, and addressed to the Investors, substantially in the form set forth in EXHIBIT E.

      SECTION 8.03. CONDITIONS TO EACH PARTY'S OBLIGATIONS IN RESPECT OF THE EXCHANGE OFFER. The respective obligations of the Company and each Investor to accept for purchase and/or exchange LYONs validly tendered and not validly withdrawn in the Exchange Offer shall be subject to the satisfaction or waiver, as of the Expiration Time, of the following additional conditions:

      (a) Any waiting period under the HSR Act applicable to either the Exchange Offer, the Conversion or the Exercise shall have expired or been terminated.

      (b) No provision of any Applicable Law, injunction, order or decree of any Governmental Entity shall be in effect that has the effect of making any of the Transactions or the ownership by any Investor (other than as a result of such Investor not being a U.S. person) of the Series C Warrants, the Series D Warrants, the Warrant Shares or the Conversion Shares illegal, shall otherwise prohibit the consummation of the Transactions or shall have any of the effects referred to in clauses of Section 8.03(d)(i), (ii) or (iii).

      (c) There shall not have occurred any revocation or material modification of the Private Letter Ruling.

      (d) There shall not be pending any suit, action, arbitration or proceeding
(i) challenging or seeking to restrain or prohibit the Closing or any of the Transactions, (ii) seeking to prohibit or limit the ownership by any Investor or any of its Affiliates of any Common Stock or other securities of the Company, or to compel any Investor or any of its Affiliates to dispose of any Common Stock or other securities of the Company, (iii) seeking to impose limitations on the ability of the Investor to acquire or hold, or exercise full rights of ownership of, the Common Stock or other securities of the Company, including the right to vote the Common Stock on all matters properly presented to the stockholders of the Company, or (iv) relating to the relationship, or any proposed or pending transactions, between the Company and any Investor.

      (e) The Offer Registration Statement shall have become effective and the Warrant Shares and the Company Common Stock Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.

      (f) The Company shall have obtained and provided to the Investors a copy of the opinion contemplated by Section 6.14.

      (g) This Agreement shall not have been terminated in accordance with its terms.

      (h) There shall not have occurred (i) any general suspension of trading in securities on the NYSE, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of war, armed hostilities or other national or international calamity involving the United States that would reasonably be expected to have a material adverse effect on the capital markets of the United States, (iv) any limitation (whether or not mandatory) by any United States Government Authority on the extension of credit generally by banks or other lending institutions, (v) a change in general financial, bank or other capital market conditions that materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, (vi) a decline of at least 20% in the Standard & Poor's 500 Index from the close of business on the date of this Agreement, or
(vii) in the case of any of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof.

      (i) There shall not have occurred a Material Adverse Effect from and after the date of this Agreement.

      (j) To the extent required under Section 10(b) of the Dealer Manager Agreement, the representations and warranties made by the Company and the Investors in Sections 7 and 8 in the Dealer Manager Agreement shall be true and correct at and as of the Expiration Time with the same force and effect as though expressly made at and as of the Expiration Time, and the Company and the Investors shall have made the deliveries required by Section 10(b) of the Dealer Manager Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01. SURVIVAL. Only those representations, warranties, agreements and covenants of the parties to this Agreement contained in Section 3.07 and Articles VI, VII and IX and requiring performance after the date of the Subsequent Closing shall survive such date. All other representations, warranties, agreements and covenants of the parties to this Agreement shall not survive the date of the Subsequent Closing.

      SECTION 9.02. LEGENDS. So long as applicable, each certificate representing any portion of the Warrant Shares or the Conversion Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, EXCEPT PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THOSE LAWS.

      SECTION 9.03. NOTICES. All notices, demands, requests, consents, approvals or other communications (collectively, "NOTICES") required or permitted to be given hereunder, or that are given with respect to this Agreement, shall be in writing, and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided in this Section 9.03 shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service.

                  To the Company:

                           Avaya Inc.
                           211 Mount Airy Road
                           Basking Ridge, New Jersey  07920
                           Attn: Garry K. McGuire
                           Telephone: (908) 953-6000
                           Fax: (908) 953-9875

                  with copies to:

                           Avaya Inc.
                           211 Mount Airy Road
                           Basking Ridge, New Jersey  07920
                           Attn:  Pamela F. Craven
                           Telephone: (908) 953-6000
                           Fax: (908) 953-5462

                  and
                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attn: Akiko Mikumo
                                   Malcolm Landau
                           Telephone: (212) 310-8000
                           Fax: (212) 310-8007

                  To the Investors:

                  To the address specified on SCHEDULE 1, with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attn: Andrew R. Brownstein
                                   David M. Silk
                           Telephone: (212) 403-1000
                           Fax: (212) 403-2000

      SECTION 9.04. TERMINATION. (a) This Agreement may be terminated: (i) at any time prior to the Expiration Time, by mutual written agreement of the Company and the Investors, (ii) by the Investors, if as of the Expiration Time any condition set forth in Article

VIII shall not have been satisfied or waived, (iii) by either the Investors or the Company, if the Exchange Offer shall have been terminated prior to the purchase/exchange of LYONs pursuant thereto, or (iv) by either the Investors or the Company, if any Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, PROVIDED that the right to terminate this Agreement pursuant to this Section 9.04(a)(iv) shall not be available to any party to this Agreement whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in, such final order, decree or ruling.

      (b) In the event of termination of this Agreement, the terminating party shall give written notice to the other parties to this Agreement specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement (except for the provisions of this Section 9.04, the last sentence of Section 6.04 and Sections 6.09, 6.10, 7.04, 7.05, 9.03, 9.05, 9.06, 9.07, 9.08,
9.13, 9.14, 9.15 and 9.18, which shall survive such termination) shall become null and void. The parties to this Agreement agree that following any termination of this Agreement pursuant to this Section 9.04, the Exercise Price and the number of shares that may be acquired upon exercise of the Series A and the Series B Warrants shall automatically be adjusted to that level that would be in effect had this Agreement never been entered into.

      SECTION 9.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND FULLY PERFORMED WITHIN SUCH STATE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

      SECTION 9.06. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY TO THIS AGREEMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THIS AGREEMENT HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06.

      SECTION 9.07. ATTORNEY FEES. A party in breach of this Agreement shall, on demand, indemnify and hold harmless each other party to this Agreement for and against all reasonable out-of-pocket expenses, including legal fees, incurred by each such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

      SECTION 9.08. ENTIRE AGREEMENT. This Agreement (including all agreements entered into pursuant to this Agreement and all certificates and instruments delivered pursuant to this Agreement) constitute the entire agreement of the parties to this Agreement with respect to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties to this Agreement, whether oral or written, with respect to the subject matter of this Agreement.

      SECTION 9.09. MODIFICATIONS AND AMENDMENTS. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by the parties to this Agreement intending to be bound thereby.

      SECTION 9.10. WAIVERS AND EXTENSIONS. Except as expressly provided in this Agreement, any party to this Agreement may waive any condition, right, breach or default that such party has the right to waive; PROVIDED that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision in this Agreement contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision contained in this Agreement. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

      SECTION 9.11. TITLES AND HEADINGS; RULES OF CONSTRUCTION. Titles and headings of Sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) "or" is not exclusive;

      (c) "including" means including without limitation; and

      (d) words in the singular include the plural and words in the plural include the singular.

      SECTION 9.12. EXHIBITS AND SCHEDULES. Each of the exhibits and schedules referred to in this Agreement and attached to this Agreement is an integral part of this Agreement and is incorporated into this Agreement by reference.

      SECTION 9.13. EXPENSES; BROKERS. (a) Except as otherwise set forth in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; PROVIDED, HOWEVER, that (i) the Company agrees to reimburse the Investors for any and all out-of-pocket fees and expenses incurred by the Investors or any of their Affiliates in connection with the Transactions up to a maximum amount of $300,000, and (ii) and all printing, mailing and filing fees and expenses incurred in connection with the Exchange Offer shall be borne by the Company. Other than the use of Morgan Stanley & Co. Incorporated by the Company, each of the parties represents to the others that neither it nor any of its Affiliates has used a broker or other financial intermediary in connection with the

Transactions for whose fees or expenses any other party will be liable. Each party agrees to indemnify and hold the other parties to this Agreement harmless from and against any and all Claims with respect to any such fees or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

      (b) In addition to, and without limiting the provisions of, Section 9.18, the Company agrees to reimburse the Investors for the reasonable attorney's fees and expenses incurred by the Investors or any of their Affiliates in connection with any Claim brought or asserted by any third party (whether filed in the name of a stockholder of the Company or other third party or derivatively in the name of the Company, and including any Claim in which the Investors or any of their Affiliates is made a witness by subpoena or otherwise) challenging, or otherwise arising out of or relating to, the Transactions whether or not the Investors or any of their Affiliates are made party to such claim, suit, arbitration or proceeding; PROVIDED that the Investors shall notify the Company promptly upon becoming aware of, keep the Company reasonably apprised of all material developments relating to, and cooperate reasonably with the Company in connection with the defense or any proposed settlement of, any such Claim; and PROVIDED, FURTHER, that unless in the reasonable judgment of the Investors there exists an actual or potential conflict of interest between the Investors and any of their Affiliates, this Section 9.13(b) shall apply only to one counsel in each applicable jurisdiction (if more than one jurisdiction is involved). This
Section 9.13(b) shall not apply to any expenses incurred in connection with any Claim brought or asserted by any Person in such Person's capacity as a limited partner or other investor in any investment fund controlled or managed by the Warburg Group.

      SECTION 9.14. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. All public announcements or public disclosures relating to the Transactions shall be made only if mutually agreed upon by the Company and the Investors, except to the extent such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation; PROVIDED, that (a) any such required disclosure shall only be made, to the extent consistent with law and stock exchange regulation, after consultation with the Investors, (b) no such announcement or disclosure (except as required by law or by stock exchange regulation) shall identify any Investor without such Investor's prior consent, and (c) the Company consents to the publication by Warburg, on one occasion following the Transactions but in as many periodicals as Warburg may elect, of a customary "tombstone" advertisement announcing the Transactions; PROVIDED, that Warburg shall provide the Company with a copy of such advertisement prior to submitting such advertisement for publication.

      SECTION 9.15. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Investors, and may not be assigned or delegated by any Investor without the Company's prior written consent. Any assignment or delegation of rights, duties or obligations under this Agreement made without such prior written consent shall be void and of no effect. This Agreement and the provisions of this Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as expressly set forth in this
Section 9.15.

      SECTION 9.16. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term or provision of this Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties to this Agreement intend that there shall be added, as a part of this Agreement, a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

      SECTION 9.17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      SECTION 9.18. INDEMNIFICATION. (a) The Company shall indemnify and hold harmless each Investor and its partners, members, officers, directors, employees and controlling Persons (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), if any, from and against any and all any losses, claims, damages or liabilities to which each such indemnified party may become subject, insofar as such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, including any amounts paid in settlement as provided herein (including, without limitation, any legal or other expenses reasonably incurred by such indemnified party in connection with defending or investigating any such action or claim) (collectively, "CLAIMS") arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Offer Documents, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Company shall not be liable to any such indemnified party to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the information supplied by the Investors in writing specifically for inclusion or incorporation by reference into the Offer Documents, which information consists solely of that information described in the Letter Agreement, or (ii) any Termination Claims.

      (b) Each Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, employees and controlling Persons (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), if any, to the same extent as the foregoing indemnity from the Company, but only with reference to information supplied by the Investors in writing specifically for inclusion or incorporation by reference into the Offer Documents, which information consists solely of that information described in the Letter Agreement.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9.18(a) or 9.18(b), such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel (which counsel shall be reasonably accountable to the Indemnifying Party), but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings involving one or more Indemnified Parties in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel required under the circumstances) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are submitted in writing for payment. In the case of any such separate firm of attorneys for the Indemnified Parties, such firm of attorneys shall be designated in writing by the Indemnified Parties or, if the Indemnified Parties include the Investors, by the Investors. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

      (d) If the indemnification provided for in this Section 9.18 is unavailable to an Indemnified Party in respect of any Claims, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and such Indemnified Party in the Transactions, or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and such Indemnified Party in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Indemnified Party shall be deemed to be in the same respective proportions as the value of the consideration provided by such party for purchase of LYONs in the Exchange Offer. The relative fault of the Company and such Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Indemnified Party agree that it would not be just and equitable if contribution pursuant to this Section 9.18(d) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.18(d). The amount paid or payable by an Indemnified Party as a result of the Claims referred to in this Section 9.18(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      SECTION 9.19. CONVERSION AGREEMENT AND STOCK PURCHASE AGREEMENT. Effective
(a) as of the date of this Agreement, Sections 5.09, 5.10, 5.11 and 6.04 of the Conversion Agreement and Sections 5.08, 5.10, 6.04 and 6.05 of the Stock Purchase Agreement, and (b) as of the Expiration Date, Sections 5.13, 6.06 and
6.07 of the Conversion Agreement and Sections 5.11 and 6.06 of the Stock Purchase Agreement, shall be terminated and without further force and effect, with the other provisions of the Conversion Agreement and the Stock Purchase Agreement to survive in accordance with their terms. Clause (b) of this Section
9.19 shall be without force or effect if this Agreement is terminated pursuant to Section 9.04.

      IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

                                      AVAYA INC.


                                      By:  /s/ GARRY K. MCGUIRE
                                           -------------------------------------
                                           Name: Garry K. McGuire
                                           Title:  Chief Financial Officer


                                      WARBURG, PINCUS NETHERLANDS EQUITY
                                         PARTNERS I, C.V.


                                           by: WARBURG, PINCUS & CO.,
                                               its General Partner


                                           by: /s/ KEWSONG LEE
                                               ---------------------------------
                                               Name: Kewsong Lee
                                               Title:  Partner


                                      WARBURG, PINCUS NETHERLANDS EQUITY
                                         PARTNERS II, C.V.


                                           by: WARBURG, PINCUS & CO.,
                                               its General Partner


                                           by: /s/ KEWSONG LEE
                                               ---------------------------------
                                               Name: Kewsong Lee
                                               Title:  Partner


                                      WARBURG, PINCUS NETHERLANDS EQUITY
                                         PARTNERS III, C.V.


                                           by: WARBURG, PINCUS & CO.,
                                               its General Partner


                                           by: /s/ KEWSONG LEE
                                               ---------------------------------
                                               Name: Kewsong Lee
                                               Title:  Partner

                                      WARBURG, PINCUS EQUITY PARTNERS, L.P.


                                           by: WARBURG, PINCUS & CO.,
                                               its General Partner


                                           by: /s/ KEWSONG LEE
                                               ---------------------------------
                                               Name: Kewsong Lee
                                               Title:  Partner

                                                                      SCHEDULE 1

                                    INVESTORS

WARBURG, PINCUS EQUITY PARTNERS, L.P.

Series C Warrants:  6,951,254

Address for Notice:

Warburg, Pincus & Co.
466 Lexington Avenue
New York, NY  10017-3147
Telephone:  (212) 878-0600
Fax:  (212) 878-9200

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.

Series C Warrants:  220,675

Address for Notice:

Warburg, Pincus & Co.
466 Lexington Avenue
New York, NY  10017-3147
Telephone:  (212) 878-0600
Fax:  (212) 878-9200

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

Series C Warrants:  147,116

Address for Notice:

Warburg, Pincus & Co.
466 Lexington Avenue
New York, NY  10017-3147
Telephone:  (212) 878-0600
Fax:  (212) 878-9200

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

Series C Warrants:  36,779

Address for Notice:

Warburg, Pincus & Co.
466 Lexington Avenue
New York, NY  10017-3147
Telephone:  (212) 878-0600
Fax:  (212) 878-9200

                                                                       EXHIBIT E

                         REGISTRATION RIGHTS PROVISIONS

      1. SUSPENSION OF REGISTRATION STATEMENT. Anything in the Agreement to the contrary notwithstanding, it is understood and agreed that the Company shall not be required to keep any shelf registration effective or useable for offers and sales of the Registrable Securities, file a post-effective amendment to a shelf registration statement or prospectus supplement or to supplement or amend any registration statement, if: (A) the Registration Statement, any prospectus or prospectus supplement constituting a part thereof, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they are made; (B) the Company is in possession of material information that it deems advisable not to disclose in a Registration Statement; (C) the Company has determined to proceed with a public offering of its equity securities, and, in the judgment of the managing underwriter thereof or the Company (if such offering is not underwritten), sales under the Registration Statement would have a material adverse effect on such offering; or
(D) the Company is engaged in any program for the purchase of shares of Common Stock unless such repurchase program and the requested sale may proceed concurrently pursuant to an exemption under the Commission's Regulation M or any other applicable exemption (it being understood that, to the extent consistent with any such program, the Company will use commercially reasonable efforts to make an exemption available to the beneficiaries of these registration rights (the "BENEFICIARIES") or to otherwise open up a sufficient window period under the Commission's Regulation M to enable each Beneficiary to obtain the liquidity it desires hereunder). The Company shall provide notice of any such suspension to the Warburg Group Director and Unaffiliated Director, or, if there is then no Warburg Group Director or Unaffiliated Director, to Warburg in accordance with Section 9.03 of this Agreement. Upon receipt by a Beneficiary of notice of an event of the kind described in this Section 1, such Beneficiary shall forthwith discontinue such Beneficiary's disposition of Registrable
Securities until the Company has provided notice that such disposition may continue and of any supplemented or amended prospectus indicated in such notice. The Company agrees that any period in which sales, transfers or dispositions must be discontinued as a result of a given occurrence of a circumstance referred to in the preceding sentence shall not exceed 60 days, and shall not exceed 120 days in the aggregate over any 12-month period.

      2. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Beneficiary, its officers and directors, and each person, if any, that controls such Beneficiary (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Beneficiary, any of its officers or directors or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus relating to Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished by such Beneficiary or the plan of distribution furnished in writing to the Company by or on behalf of such Beneficiary expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any prospectus shall not inure to the benefit of such Beneficiary if a copy of the most current prospectus at the time of the delivery of the securities was made available to such Beneficiary but was not provided by the Beneficiary or any Underwriter to the buyer of such securities and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability. The Company also agrees to indemnify any Underwriters of any Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of Beneficiary provided in this Section 2. As used throughout this EXHIBIT E, "UNDERWRITER" means a securities dealer that purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

      3. INDEMNIFICATION BY EACH BENEFICIARY. Each Beneficiary agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, that controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as the foregoing indemnity from the Company to such Beneficiary, but only with reference to information furnished by such Beneficiary or the plan of distribution furnished in writing by or on behalf of such Beneficiary expressly for use in the Registration Statement or any prospectus relating to the Registrable Securities, or any amendment or supplement thereto or any preliminary prospectus. Each Beneficiary also agrees, severally and not jointly, to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 3. Notwithstanding anything to the contrary contained in this EXHIBIT E, the obligations of any Beneficiary pursuant to this Section 3 shall not exceed the amount of proceeds received by such Beneficiary for the relevant Registrable Securities.

      4. CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 2 or 3, such person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel (which counsel shall be reasonably accountable to the Indemnifying Party), but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings involving one or more Indemnified Parties in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel required under the circumstances) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are submitted in writing for payment. In the case of any such separate firm of attorneys for the Indemnified Parties, such firm of attorneys shall be designated in writing by the Indemnified Parties or, if the Indemnified Parties are exclusively Beneficiaries, by Warburg. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

      5. CONTRIBUTION. If the indemnification provided for in this EXHIBIT E is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, Beneficiary and the Underwriters from the offering of the securities, or (b) if the allocation provided by clause (a) above is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, such Beneficiary and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, such Beneficiary and the Underwriters shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of the Company and such Beneficiary and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of the Company, such Beneficiary and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and each Beneficiary agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Beneficiary shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Beneficiary exceeds the amount of any damages that such Beneficiary has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      6. SURVIVAL. The indemnity and contribution agreements contained in this EXHIBIT E shall remain operative and in full force and effect regardless of (a) any termination of the Agreement or any underwriting agreement, (b) any investigation made by or on behalf of any Indemnified Person or by or on behalf of the Company and (c) the consummation of the sale or successive resales of the Registrable Securities.

      7. REGISTRATION EXPENSES. In connection with the Registrable Securities, the Company shall pay the following reasonable expenses incurred in connection with such registration: (a) registration and filing fees with the Commission,
(b) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) printing expenses, (d) fees and expenses incurred in connection with the listing of the Registrable Securities on the stock exchanges, if any, on which the applicable class of Registrable Securities is then listed, or, if such class of Registrable Securities is not then listed, on the principal national stock exchange on which the Common Stock is then listed, (e) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters reasonably required by any Underwriters), (f) the fees and expenses of any additional experts retained by the Company in connection with such registration, and (g) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. Each Beneficiary shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities by it, and any out-of-pocket expenses of such Beneficiary, including its counsel fees, accountant fees and expenses. The Company shall pay internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).